                               SUBLEASE AGREEMENT

This Sublease dated May 21, 1999 is made and entered into by and between THE SCOTTS COMPANY successor in interest to MONSANTO COMPANY, dba THE SOLARIS GROUP, a division of The Agricultural Group of Monsanto Company, a Delaware corporation, hereinafter called "Tenant" and FiNet.Com, Inc., a Delaware Corporation and its wholly owned subsidiary company MONUMENT MORTGAGE INC., a California Corporation jointly and severally, hereinafter called "Subtenant".

WHEREAS, SDC 7, a California partnership, as "Landlord" and MONSANTO COMPANY, dba THE SOLARIS GROUP, a division of The Agricultural Group of Monsanto Company, a Delaware corporation, as Tenant, executed a lease dated September 8, 1993 as modified by an addendum(s) dated July 13, 1998, hereinafter called the "Main Lease" and a copy of which is attached hereto as Exhibit A; and a Second Lease Addendum dated April 30, 1999,

WHEREAS, Tenant desires to sublease to Subtenant the premises described as 2527 Camino Ramon Suite 200, measuring approximately 39,335 rentable square feet located in San Ramon, CA being leased by Tenant under the terms of the Main Lease, and Subtenant desires to lease such space from Tenant and,

WHEREAS Tenant desires to sublease to Subtenant the promises being leased by Tenant under conditions herein contained, the parties hereto mutually covenant and agree as follows:

1. MAIN LEASE. Subtenant hereby expressly assumes and agrees to perform all obligations and covenants of the Main Lease ("Exhibit A"). This Sublease and Subtenant's rights under this Sublease shall at all times be subject and subordinate to the underlying Main Lease, Subtenant shall perform all the obligations of Tenant under said lease with respect to the subleased premises and Subtenant subject receive and have all rights and benefits granted to Tenant under the terms of the Main Lease, as modified herein. Subtenant acknowledges that any termination of the Main lease shall extinguish the Sublease at the Landlord's discretion. Provided Subtenant is not in default of the terms of this agreement and provided Subtenant has not given its consent, Tenant shall have no right to agree to a voluntary termination of this sublease prior to its natural expiration.

2. TERM. The Term at the Sublease shall be from July 15, 1999 through April 30, 2004, a period of fifty-seven and one-half (57.5) months.

3.       OCCUPANCY: Occupancy shall occur in phases as follows:

         Phase 1 - 18,500 +/- square feet commencing July 15,1999;
         Phase 2 - 20,835 +/- square feet (balance of premises) commencing as follows:

         The West Side of the B wing - Tenant shall use reasonable effort to vacate this area by September 6, 1999,

         The East Side of the B wing - Tenant shall use reasonable effort to vacate this area by September 15, 1999;

         The balance of the promises - Tenant shall use reasonable effort to vacate all remaining space by September 30, 1999;

In the event Tenant can not deliver Phase 2 of the premises by September 30, 1999 for causes due to Tenant's inability to vacate the promises, Subtenant shall receive rental abatement equal to 2 days of rent for each day of delay. The rental abatement shall be applied to the actual date of Subtenant's occupancy of the premises.

         See attached floor plan ("Exhibit B") for referenced areas.

4. EARLY OCCUPANCY: Upon mutual execution of this Sublease, consent thereto by the Landlord and Subtenant providing Tenant evidence of insurance coverage as described in Articles 12.1, 12.2 and 12.3 of the Main Lease, Subtenant shall be allowed to occupy approximately 11,493 square feet to accommodate Subtenant's immediate occupancy requirements. See attached floor plan ("Exhibit C") for referenced area. The rental rate for the early occupancy period shall be free of charge. During this period Subtenant shall have shared access to the Phase 1 area of the Premises for the purposes of installation of its tenant improvements, telephone systems, and related furniture fixtures and equipment.

         For the period of time that the promises shall be operated as a shared environment between Tenant and Subtenant, (the period of early occupancy through September 30, 1999) Subtenant shall apprise Tenant of and coordinate with Tenant all moving of equipment, furniture and personnel through Tenant's representative and shall obtain Tenant's representative's prior approval.

5. RENT. Subtenant shall pay to Tenant as basic rent for the premises in advance on the first day of own calendar month of the term of this Sublease without deduction, offset, prior notice or demand, in lawful money of the United States as follows:

         EARLY OCCUPANCY PERIOD:
         Date of Possession through 7/14/1999 -                 $0.00 per month;
         PHASE 1:
         7/15/1999 through 9/30/99 -                            $0.00 per month:
         PHASE 2-.

         10/01 /1999 through 4/30/2004 -                   $75,392.08 per month.

In addition Subtenant shall pay any additional rent as set forth in Article 5 of the Main Lease above and beyond an Expense Stop of $7.25 per square foot per annum as of the date of possession. Upon execution of this Sublease, Subtenant shall issue a check for the initial month's (OCTOBER, 1999) prepaid rent in an amount equal to Seventy five thousand three hundred ninety two and 08/100 dollars ($75,392.08).

6. SECURITY DEPOSIT. Subtenant shall deposit with Tenant upon execution hereof the sum seventy five thousand three hundred ninety two and 08/100 dollars ($75,392.08) as Security for Subtenant's obligations hereunder. If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Tenant may use, apply or retain all or any portion of said deposit for the payment of any other sum to which Tenant may become obligated by reason of Subtenant's default, or to compensate Tenant for any loss or damage which Tenant may suffer thereby. If Tenant so uses or applies all or any portion of said deposit, Subtenant shall within ten (10) days after written demand therefore deposit cash with Tenant in an amount sufficient to restore said deposit to the full amount hereinabove stated and Subtenant's failure to do so shall be a breach of this Sublease, and Tenant may at his option terminate this Sublease. Tenant shall not be required to keep said deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder and under the Main Lease, said deposit or so much thereof as had not theretofore been applied by Tenant shall be returned without payment of interest for its use, to Subtenant within fourteen (14) days after the expiration of the term hereof, or after Subtenant has vacated the sublease premises, whichever is later.

7. LETTER OF CREDIT. Subtenant, upon its execution of this agreement. shall present Tenant with a non-negotiable, irrevocable Letter of Credit in the amount of $400,000.00 from an acceptable banking institution in a form acceptable to Tenant. The Letter of Credit terms shall provide that if at any time Subtenant should default under the terms of this sublease or the Main Lease, Tenant shall be able to immediately draw upon the Letter of Credit to assist in mitigating its damages.

         In addition, the Loner of Credit shall state the following:

         (a) Provided Subtenant is not in default of its obligation under this sublease the amount of the Letter of Credit shall be decreased by $100,000.00 at the and of the twelfth (12), twenty-fourth (24th), thirty-sixth(36th) and forty-eighth (48th) month(s) of the term of this sublease.
         (b) Provided Subtenant is not in default of its obligations under this sublease or the Main Lease and Subtenant maintains a minimum net worth of $40,000,000.00 based on Quarterly financial statements filed with the SEC for a period of three consecutive quarters, the Low of Credit shall be decreased to $200,000.00.
         (c) Provided Subtenant is not in default of its obligations under this sublease and Subtenant maintains a minimum not worth of $80,000,000.00 based on Quarterly financial statements filed with the SEC for a period of two consecutive quarters, the Loner of Credit shall be terminated.

8. DEFAULT. In the event of default by Subtenant under any of the terms or conditions of this Sublease or the Main Lease, then Tenant shall have all the rights and remedies provided by law and equity and as set forth in the Main Lease.

9. ADDITIONAL SERVICES. Subtenant shall be responsible for the cost of any after hours HVAC usage or lighting usage associated with the subleased promises.

10. USE. Subtenant shall use the promises for general office use and for no other purpose.

11. AMENDMENT. Tenant and Subtenant shall not amend this Sublease in any respect without the prior written approval of the Landlord.

12. TENANT'S ALLOWANCE. Subtenant shall accept the promises from Tenant in its existing "As-is" condition. Upon mutual execution of the sublease by Tenant and Subtenant and consent by Landlord, Tenant shall provide Subtenant with an allowance in the amount of $80,000.00 to be used by Subtenant to make tenant improvement alterations to the premises. Subtenant shall coordinate the installation of its tenant improvements with Tenant and through the Landlord, using Landlords

13.      EXISTING INFRASTRUCTURE:       (A)      All existing infrastructure
                                                 listed on the attached document
                                                 (Exhibit D) identified as items
                                                 one
                                                 through five shall be included
                                                 with the premises free of
                                                 charge and ownership shall
                                                 transfer from Tenant to
                                                 Subtenant upon mutual execution
                                                 of the sublease agreement by
                                                 the parties and consent by
                                                 Landlord.

                                        (B)      Subtenant shall pay Tenant
                                                 $175,000.00 for all existing
                                                 furniture, fixtures, and file
                                                 cabinets in the premises: and
                                                 in a warehouse located at 1065
                                                 Montague Expressway, Milpitas,
                                                 California 95035 (the
                                                 Warehouse") belonging to Tenant
                                                 including but not limited to
                                                 all office furniture, cubicles
                                                 and artwork. Tenant shall
                                                 provide Subtenant with a Bill
                                                 of Sale for the items. See
                                                 attached inventory list known
                                                 as Exhibit E). Subtenant, shall
                                                 relocate the furniture to a
                                                 warehouse controlled by
                                                 Subtenant or shall assume
                                                 financial responsibility for
                                                 the cost of storing the
                                                 furniture in the Warehouse
                                                 ("Exhibit F") after the date,
                                                 which is one week after the
                                                 date of mutual execution of
                                                 this agreement.

                                        (C)      Tenant agrees to sell the
                                                 existing phone system and all
                                                 related equipment to Subtenant
                                                 for the price of $100,000.00.
                                                 Tenant shall provide Subtenant
                                                 with a Bill of Sale for the
                                                 phone system. See attached
                                                 inventory list known as
                                                 ("Exhibit G").

                                        (D)      Tenant shall provide Subtenant
                                                 with an inventory list of
                                                 existing Tenant owned personal
                                                 computers and other equipment
                                                 prior to Subtenant's occupancy.
                                                 Subtenant shall make a bid to
                                                 purchase these items as soon as
                                                 it receives the Inventory list.

14. INSURANCE. Subtenant shall abide by the insurance requirements as outlined in Article 12 of the Main Lease and shall list Landlord and Tenant as additional insured. Proof of Subtenant's insurance coverage shall be provided to Tenant prior to the Subtenants occupancy of the promises.

15. AGENCY DISCLOSURE & CONSENT. Cushman & Wakefield of California, Inc. represents both the Tenant and the Subtenant in this Transaction. Both Tenant and Subtenant acknowledge and agree with the above disclosure and consent to the agency relationship specified.

16. BROKERAGE COMMISSION. Upon the execution of this agreement by Tenant and Subtenant and consent thereto by Landlord, brokerage commissions shall be paid to Cushman & Wakefield of California, Inc. per the terms of separate agreements.

17. RIGHT TO SUBLEASE. Subtenant shall have no right to assign or sublease the promises without first obtaining Landlord and Tenant's prior written consent, which shall not be unreasonably withhold or delayed.

18 SIGNAGE. Tenant shall grant Subtenant the right to place its name on the Building monument sign in lieu of Tenant's name, subject to Landlord's approval. Subtenant shall pay the cost for Subtenant's signage.

19. LANDLORD'S CONSENT. The effect of this sublease is subject to the written approval and consent of the Landlord.

20. OTHER TERMS. It is expressly understood between Tenant and Subtenant that Tenant's right to self-insure under Paragraph 12.4 of the Main Lease shall not apply to Subtenant.

21. INDEMNITY. Subtenant agrees to hold Tenant harmless from its use or occupancy of the subleased promises, and for any occurrences or losses related thereto.

         IN WITNESS WHEREOF, Tenant and Subtenant have executed this Sublease Agreement as of the date first written above.


TENANT:
THE SCOTTS COMPANY

By:                                                    Date:
   -------------------------                                --------------------

SUBTENANT:
FiNet.Com, Inc., a Delaware Corporation and its wholly owned subsidiary company MONUMENT MORTGAGE INC., a California Corporation jointly and severally

By:                          ,                         Date:
   --------------------------                               --------------------

                                      SDC 7

        ONE ANNABEL POST OFFICE BOX SAN RAMON CALIFORNIA TEL 925/866-0100
                                FAX 925/866-1330

June 4, 1999

Mr. Jim Neal
VP and General Manager
The Scotts Company
2527 Camino Ramon, Suite 200
San Ramon, CA 94593

Re: Sublease by and between The Scotts Company, Sublessor and FiNet.Com, Inc., and its wholly owned subsidiary
           Company Monument Mortgage Inc., Sublessee
           Bishop Ranch 7, Building R
           2527 Camino Ramon, Suite 200
           San Ramon, CA

Dear Todd:

Pursuant to Section 15 ASSIGNMENT and SUBLETTING, and Subsection 15.2 Reasonable Consent of that certain Lease by and between SDC 7, a California partnership, as Landlord, and The Scotts Company (Assignee) , successor in interest to Monsanto Company, dba The Solaris Group, a division of the Agricultural Group of Monsanto Company, a Delaware corporation (Assignor). as Tenant, dated September 8, 1993, and as amended by the First Lease Addendum dated July 13, 1998 and Second Lease Addendum dated April 30, 1999, Landlord hereby consents to the above referenced Sublease.

It is specifically understood that pursuant to subsection 15.4 NO RELEASE OF TENANT of the Lease, Tenant shall not be released nor relieved of any obligation to be performed by Tenant under the Lease. The Lease shall remain in full force and affect, and the Master Lease is the governing document.

It is also expressly understood and agreed that the Subtenant, FiNet.Com Inc., shall have no rights to undertake any alterations, additions, or work in the subleased premises without the prior written consent of Sublessor and Landlord, and that all of the stipulations pertaining to service and utilities, maintenance and repairs, and alterations and additions as defined in the Master Lease apply to the Subtenant.

Please provide us with a fully executed and complete copy of the Sublease and its Exhibits.

Sincerely,

Edward Hagopian
Senior Vice President
EH:pm/b/f
cc:         Todd White, The Scotts Company
            Merit Herman, The Scotts Company
            John Fennell, Cushman & Wakefield, fax, 279-0344

                                                                       EXHIBIT A

                                   MAIN LEASE

                              SECOND LEASE ADDENDUM

THIS SECOND LEASE ADDENDUM IS MADE AND ENTERED INTO THIS 30th DAY OF JUNE, 1999, BY AND BETWEEN SDC 7, A CALIFORNIA PARTNERSHIP (HEREINAFTER REFERRED TO AS "LANDLORD") AND THE SCOTTS COMPANY (ASSIGNEE), pka MONSANTO COMPANY, dba THE SOLARIS GROUP, a division of The Agricultural Group of Monsanto Company. a Delaware corporation (ASSIGNOR) (HEREINAFTER REFERRED TO AS TENANT") .

IT IS AGREED BETWEEN LANDLORD AND TENANT TO MODIFY THE LEASE DATED SEPTEMBER 8, 1993, AND FIRST LEASE ADDENDUM DATED JULY 13, 1998 (HEREINAFTER COLLECTIVELY REFERRED TO AS "LEASE") IN THE FOLLOWING MANNER:

Section 1.        PREMISES

         The following Subsection is hereby amended as follows:

         Subsection 1.2 REFURBISHMENT ALLOWANCE. Effective upon execution of this Second Lease Addendum, the refurbishment allowance as stated in the first Lease Addendum is hereby reduced from ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00) to EIGHTY-ONE THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($81,250.00).

         With the exception of the modifications set out above, all other terms, covenants and agreements of the lease shall remain in fall force and effect.

LANDLORD                               TENANT

SDC 7,                                 THE SCOTTS COMPANY (ASSIGNEE),
a California partnership               pka MONSANTO COMPANY
                                       dba THE SOLARIS GROUP,
                                       a division of The Agricultural Group
                                       of Monsanto Company,
                                       a Delaware corporation (ASSIGNOR)

By:                                    By:
   ----------------------------            --------------------------
Title                                  Title:
     --------------------------              ------------------------
Date                                   Date
    ---------------------------             -------------------------
                                       Regarding:

                                            Bishop Ranch 7, Building R
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA 94583

                              FIRST LEASE ADDENDUM

         THIS FIRST LEASE ADDENDUM IS MADE AND ENTERED INTO THIS ____ DAY OF ____________ 1998, BY AND BETWEEN SDC 7, A CALIFORNIA PARTNERSHIP (HEREINAFTER REFERRED TO AS "LANDLORD") AND MONSANTO COMPANY, dba THE SOLARIS GROUP, a division of The Agricultural Group of Monsanto Company, a Delaware corporation (HEREINAFTER REFERRED TO AS "TENANT").

         IT IS AGREED BETWEEN LANDLORD AND TENANT TO MODIFY THE LEASE DATED SUMMER 8, 1993, (HEREINAFTER REFERRED TO AS "LEASE") IN THE FOLLOWING MANNER:

Section 1.        PREMISES

         The following Subsection is hereby added to the Lease:

         Subsection 1.2 REFURBISHMENT ALLOWANCE. Effective upon execution of this First Lease Addendum, Landlord shall provide Tenant with an allowance to refurbish the Premises in an amount equal to ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00). Said allowance shall be a capital account established by Landlord which may be used by Tenant at any time after the date hereof for any alterations at improvements to the Premises.

Section 2.        TERM

         Subsection 2.1 TERM. The expiration date of the term of this Lease hereby extended TERM April 30, 1999 to April 30, 2004.

Section 3.        RENT

         Subsection 3.1 RENT. The Base Rent shall hereby increase from FIFTY-NINE THOUSAND EIGHT HUNDRED TWENTY-ONE AND 98/100 DOLLARS ($59,821.98) per month to SEVENTY-FIVE THOUSAND THREE HUNDRED NINETY-TWO AND 08/100 DOLLARS ($75,392.08) per month ($23.00 per rentable square foot per annum) effective May 1, 1999 (hereinafter referred to as the "Effective Date").

Section 5.        TAX AND BUILDING OPERATING COST INCREASES

         Subsection S. 2 TENANT'S SHARE. On the Effective Date the Expense Stop shall be increased from $6.60 to $7.25 per rentable square fact per annum.


Section 15.       ASSIGNMENT AND SUBLETTING.

         The following is hereby added to Subsection 15.9:

         Subsection 15.9. PERMITTED ASSIGNMENT. Notwithstanding anything to the contrary set forth in the Lease, Tenant may assign the Lease or may sublet any portion of the Premises to any parent company ("Parent'), subsidiary group ("Subsidiary") or other company controlled by or under common control with Tenant, its parent, or any subsidiary, or to any entity resulting from a merger, reorganization or consolidation including Tenant (each of the aforesaid entities are herein referred to as an "Affiliated Company"); provided, however, that Tenant shall give Landlord not less than thirty (30) days' notice of such assignment or subletting and the use of the Premises by such Affiliated Company remains the same as that by Tenant.

         With the exception of the modifications set out above, all other terms, covenants and agreements of the Lease shall remain in full force and effect.

LANDLORD                                    TENANT
SDC 7,                                      MONSANTO COMPANY,
a California Partnership                    dba THE SOLARIS GROUP,
                                            a division of The Agricultural Group
                                            of Monsanto Company,
                                            A Delaware corporation



By:                                         By:
    ----------------------                      -----------------------------
Title:                                      Title:
       ---------------------                       -----------------------------
Date:                                       Date:
      ---------------------                       ----------------------------
                                            Regarding:

                                            Bishop Ranch 7, Building R
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA  94583

                           BISHOP RANCH BUSINESS PARR

                                 BUILDING LEASE

         This Lease is made and entered into this 8th day of September, 1993, by and between SDC 7, a California partnership, (hereinafter "Landlord") and MONSANTO COMPANY dba THE SOLARIS GROUP, a division of The Agricultural Group of Monsanto Company, a Delaware corporation (hereinafter "Tenant"). For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant,, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the promises herein described for the terms, at the rental and subject to and upon all of the term, covenants and agreements hereinafter set forth.

         1.       PREMISES

                  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the promises (the "Promises") crosshatched on Exhibit A containing 39,335 rentable square feet known as suite 200, located an the second floor, of the Building known as Bishop Ranch 7 (including all tenant improvements thereto the "Building"), located 2527 Camino Ramon, at San Ramon, California 94583. The Building, which contains 240,935 rentable square feet, the land on which the Building is situated (the "Land"), any other improvements on the Land and the personal property used by Landlord in the operation of the Building (the "Personal Property") are herein collectively called the "Project". Landlord shall pay the cost of "Suite Improvements" (as such term is defined in the Work Letter attached hereto as Exhibit B, "the "Work Letter") to the premises up to a maximum amount equal to SEVEN HUNDRED TWENTY-ONE THOUSAND SEVEN HUNDRED FORTY AND no/100 DOLLARS ($721,740.00 or $20.00 per usable square foot of the Premises), with any cost in excess of this amount to be paid by Tenant promptly as incurred. Tenant shall have access and the non-exclusive right to use electrical and telephone rooms on the second (2nd) floor for the installation maintenance and repair of telephone panels, switches, cabling, wiring and related installations. In the event Substantial Completion occurs prior to the Scheduled Commencement Date, Tenant shall be permitted to have access to the Premises upon Substantial Completion of the Premises for the installation of furniture, fixtures and equipment.

         2.       TERM

                  2.1 TERM. The term of this Lease shall commence on the date (the "Commencement Date") that Landlord receives its final permit and Landlord delivers the Promises to Tenant or is deemed to have delivered the second floor Promises to Tenant under the terms of the Work Letter, and shall end five (5) years and six (6) months thereafter (the "Expiration Date"), unless sooner terminated pursuant to this Lease.

                  2.2 DELAY IN COMMENCEMENT. The Commencement Date is scheduled to occur on November 1, 1993 (the "Scheduled Commencement Date"). If for any reason the Commencement Date does not occur by the Scheduled Commencement Date, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder.

                  If the Commencement Date has not occurred by April 30, 1994, Tenant at its option, to be exercised by giving Landlord written notice within thirty (30) days thereafter, may terminate this Lease and, upon Landlord's return of any monies previously deposited by Tenant, the parties shall have no further rights or liabilities toward each other. Notwithstanding the foregoing and pursuant to Section 1.4 of the attached Exhibit B, the Scheduled Commencement Date shall be extended by two (2) days for every one (1) day after August 31, 1993, that Tenant's space planner has not delivered signed and approved construction Documents to Landlord. should Landlord be unable to deliver the Premises to Tenant Within one (1) month from the Scheduled Commencement Date, excluding Tenant delays or Force Majeure, Landlord shall grant Tenant two (2) days of free rent for each day late that Landlord has not delivered Substantial Completion. Said free rent shall be used as a rent credit against the first rentals due hereunder.

                  2.3 ACKNOWLEDGMENT OF COMMENCEMENT DATE. Upon determination of the Commencement Date, Landlord and Tenant shall execute a written acknowledgment of the Commencement Date and Expiration Date in the form attached hereto as Exhibit G.

         3.       RENT

                  3.1 BASE RENT. Tenant shall pay to Landlord monthly as base rent ("Base Rent") for the Premises in advance on the Commencement Date and on the first day of each calendar month thereafter during the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States of America, the sum of FIFTY-NINE THOUSAND EIGHT HUNDRED TWENTY-ONE AND 98/100 DOLLARS ($59,821.98). If the Commencement Date is not the first day of a month or if the Lease terminates on other than the last day of a month, the Base Rent payable f or such partial month shall be equal to the number of days that the term was in effect during such partial month times the "daily Base Rent," which shall be calculated by dividing the Base Rent then in effect by thirty
(30).

                  3.2 RENTAL CREDIT. Landlord hereby grants Tenant a rental credit equal to ONE HUNDRED FIFTY-THREE THOUSAND FOUR HUNDRED SIX AND 50/100 DOLLARS ($153 406.50) or ($3. 90 per rentable square foot of space leased). Tenant may apply said rental credit to the cost of its Suite Improvements which exceed Landlord's allowance as described in the Work Letter attached hereto as Exhibit B, or Tenant may apply said rental credit to Tenant's rental payments for the initial months of the Lease term.

                  3.3 RENTAL FORGIVENESS. Tenant. shall nor. be required to pay rent or expenses during the 37th, 38th, 49th and 50th full calendar months of this Lease term.

                  3.4 AMOUNTS CONSTITUTING RENT. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest, "Operating Cost Payments" (as defined in Paragraph 5), and amounts payable or reimbursable under the Work Letter and the other Exhibits hereto, shall constitute "Rent" and be payable and recoverable as such. Base Rent is due and payable as provided in Paragraph 3.1 - "Base Rent", Operating Cost Payments are due and payable as provided in Paragraph 5.3 - "Notice and Payment", and all other Rent payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after written notice from Landlord of the amounts due. All Rent shall be paid to Landlord without deduction or offset in lawful money of the United States of America at the address for notices or at such other place as Landlord may from time to time designate in writing.

         4.       SECURITY DEPOSIT

                  (Intentionally Deleted)

         5.       TAX AND BUILDING OPERATING COST INCREASES

                  5.1 DEFINITIONS. For purposes of this paragraph, the following terms are herein defined:

                           (a)      BASE YEAR:  The calendar year 1994.

                           (B)      OPERATING COST:

                           Operating Costs shall include all costs and expenses
of ownership, operation, repair and maintenance of the Project (excluding depreciation of the improvements in the Project and all amounts paid an loans of Landlord) computed in accordance with tax basis accounting principles consistently applied, including by way or illustration but not limited to: real property taxes, taxes assessed an the Personal Property, any other governmental impositions imposed on or by reason of the ownership, operation or use of the Project, and any tax in addition to or in lieu thereof other than taxes covered by Paragraph 5.4, whether assessed against Landlord or Tenant or collected by Landlord or both; parts; equipment; supplies; insurance premiums; license, permit and inspection fees; cost of services and materials (including property management fees and costs); cost of compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance and repair of the Project; costs of providing utilities and services, including water, gas,, electricity, & sewage disposal, rubbish removal, janitorial, gardening, security, parking, window washing, supplies and materials, and signing (but excluding services not uniformly available to substantially all of the Project tenants) ; costs of capital improvements required to meet changed governmental regulations or which reduce Operating Costs after the Commencement Date, such costs, together with interest an the unamortized balance at the Bank of America Reference Rate plus two percent (2%) per annual to be amortized over such reasonable periods as determined by the applicable rules of Tax Basis Accounting; costs of maintenance and replacement of landscaping; legal, accounting and other professional services incurred in connection with the operation of the Project and the calculation of Operating Costs; and rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Project.

                           If the Project is not fully occupied for any calendar
year during the term of this Lease, operating Costs shall be adjusted to the amount which would have been incurred if the Project had been fully occupied for the year.

                  Tax basis accounting is defined to be the Internal Revenue Code and related rules, regulations, rulings, and applicable case law applied by Landlord on a consistent basis in reporting income and expense, INCLUDING THE capitalization of costs and related depreciation, by the Internal Revenue Service.

                           Notwithstanding the foregoing, Building Operating
Expenses shall not include the following:

                           a) The cost of correcting original defects in or
inadequacy in the original design or construction of the Building or common areas, the building equipment, major systems,. or the improvements in any area of the Building or common areas (excluding any defects or inadequacy resulting from improvements made by the Tenant to the Premises)

                           b) Cost of leasehold/construction improvements for
Tenant or any other tenant including changes, additions,, replacements, alterations, painting, decorating, or other costs to the Premises,. the premises of other tenants or in preparation or Tenant's new or continued occupancy.

                           C) Salaries and benefits of officers, directors,
executive personnel, leasing agents and/or any other employees above the rank of building manager.

                           d) Legal fees (other than those relating to the
general operation of the Building or common areas), space planning fees, architectural fees, engineering fees (other than those relating to the general operation of the Building or common areas), real estate commissions, marketing, advertising or any expenses incurred in connection with the development or entering into a lease for the Building or common areas.

                           e) Any cost included in Operating Costs including
management toes, representing an amount paid to a person, firm, corporation, or other entity related to Landlord which is in excess of the amount that would have been paid in the absence of such relationship.

                           f) Costs associated with the operation of the
business of the legal entity which constitutes Landlord as the same is separate and apart from the costs and operation of the Building or Project including legal entity formation, internal entity accounting and legal matters, related to the internal operation of the entity.

                           g) Costs of disputes between Landlord and any third
party regarding matters not related to the Building or Project.

                           h) The cost of any disputes between Landlord and
employee or agent of Landlord.

                           i) Cost of defending any lawsuits with mortgagees or
ground lessors.

                           j) Any late fees, penalties, interest charges or
similar fees incurred by Landlord, except to the extent attributable to Tenant's late payment or non-payment of rent or additional rent.

                           k) Interest, principal payments, and other costs of
any indebtedness and rental under any ground lease or other underlying lease.

                           l) Any debt losses, rent losses or reserves for bad
debt.

                           m) Any expenses incurred for use of any public
portions of the Building or Project including, but not limited to, shows and promotions.

                           n) The cost of long-term leases of equipment, if the
purchase of such equipment would constitute a capital expenditure except for rentals of equipment used to maintain the project such as lawn mowers, hoists, lifts or hand tools.

                           o) Any Building or Project system maintenance
contracts, Earthquake or any other type of insurance, unless such maintenance costs and/or insurance coverage was carried during the Base Year or, in the alternative, the Base Year operating Expenses have been "grossed-up" to include what such maintenance and/or coverage would have cost had it been carried during the Base Year.

                           p) Capital expenditures required by Landlord's
failure to comply with any existing laws or regulations as of the commencement date.

                           q) Except as otherwise included in this Section 5,
cost of a capital nature, including without limitation, capital improvements and replacements, capital repairs, capital equipment, and capital tools.

                           r) The cost of installing, operating and maintaining
any specialty service for which the benefit is not made available to Tenant, such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club.

                           s) The cost of any repair, to the extent covered by
insurance proceeds or condemnation in accordance with the sections on fire,, casualty and condemnation of this Lease. Tenant's liability under this sub-section s) shall be limited to Landlord's insurance deductible not to exceed $10,000 per occurrence for fire, casualty and condemnation, or Landlord's deductible, not to exceed 5% for earthquake insurance.

                           t) Income, excess profits or franchise taxes or other
taxes imposed on or measured by the Income of Landlord from the operation of the Building or Project except as included in Section 5.5.

                           u) Cost incurred due to violation by Landlord or any
tenant of the Building or Project of the terms of any lease or any laws, rules, regulation or ordinances applicable to the Building or Project.

                           v) The cost of any work performed or service provided
(such as electricity) for any facility (such as garage) for which fees are charged and for which Landlord is fully compensated.

                           w) The cost of any items to the extent Landlord is
actually reimbursed by insurance proceeds, condemnation awards, a tenant or otherwise.

                           x) Any costs incurred after the calendar year in
which the term of this Lease expires or the expiration of any renewals thereof.

                           y) Unrecovered expenses resulting from the negligence
or willful misconduct of the Landlord, or its agents or employees.

                           z) Cost of any after-hours utility charges to other
tenants.

                           aa) Capital improvements or expenditures incurred to
reduce Operating Costs shall be included in operating costs at the annual amortized amount of said improvements or expenditures over the useful life of the improvement or item.

                           cc) The cost of removal, treatment or abatement of
asbestos or any other hazardous substances or gas in the Building, common areas or Premises required as the result of the buildings failure to comply with regulations as of the commencement Date of the Lease.

                  5.2 TENANT'S SHARE. If Operating Costs during any calendar year following the Base Year exceed the rentable square footage of the Building multiplied by the Expense Stop (which is defined to be the actual Operating Costs for 1994 divided by the rentable square footage of the building and rounded to two decimal places, but in no event shall the Expense Stop be greater than $6.90), Tenant shall pay to Landlord "Tenant's Share" multiplied by such excess ("Operating cost Payments"). "Tenant's Share" means 16.33%, which is calculated by dividing the rentable square footage of the Premises by the rentable square footage of the Building as such rentable square footages are set forth in Paragraph 1, and multiplying such number by 100.

                  5.3 OPERATING COSTS LIMITATION. Landlord agrees that for the purposes of calculating Tenant's share of any increases in Building Operating costs, the "Controllable Operating Cost" portion of Building Operating Costs (i.e. expenses other than expenses for water, gas, electricity, telephone, scavenger, real and personal property taxes and assessments, license and permit fees, and or expenses to comply with governmental regulations after the commencement date) for any year after the Base Year shall be limited to the Controllable Operating Costs used in determining the Expense Stop plus a cumulative six percent (6%) annually compounded increase. Except as otherwise provided for in this Lease, there shall be no limit on the increases in Non-Controllable Operating Costs. In the event of a sale, transfer of ownership, or refinancing of the Building during the term of this Lease, Landlord guarantees that no resultant tax increase will be passed through to Tenant.

                  5.4 NOTICE AND PAYMENT. As soon as reasonably practical after the end of each calendar year following the Base Year, Landlord shall furnish Tenant a written statement showing in reasonable detail the operating Costs for the preceding calendar year, and the amount of any payment due from Tenant to Landlord or from Landlord to Tenant, taking into account prior operating Cost Payments made by Tenant for such preceding calendar year. Tenant shall have one hundred eighty (180) days after receipt of Landlord's statement to notify Landlord of any objections they have to such statement, or of their intention to review supporting documentation for such statement. If Tenant does not so notify Landlord, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute or review support for such statement any item therein, or the computation of Operating costs. If Tenant does so notify the Landlord within the one hundred eighty (180) day period, Tenant shall have one (1) year from the date of receipt of Landlord's statement to complete their review of the supporting documentation and notify landlord of all objections, if any, to such statement. After this one (1) year period, it will be assumed that Landlord has been notified of all objections by Tenant to Landlord's statement and that no further review of supporting documentation is necessary. If there are no objections, Tenant shall have no further rights thereafter to dispute such statement any item therein, or the computation of Operating Costs. Any notifications to Landlord will be done in accordance with Paragraph 25.14.

                  Coincidentally with the monthly Base Rent next due following Tenant's receipt of such statement, Tenant shall pay to Landlord (in the case of an underpayment) or Landlord shall credit against the next Base Rent due from Tenant (in the case of an overpayment) the difference between (i) Tenant's Share of any excess of operating Costs for the preceding calendar year over the Expense Stop (the "Prior Year's Increase") and (ii) the Operating cost Payments made by Tenant for such preceding calendar year. In addition, Tenant shall pay to Landlord coincidentally with such next due Bass Rent an amount equal to (A) one-twelfth (1/12) of the prior Year's Increase, it any, multiplied by (B) the number of months or partial months (including the then current month) then elapsed in the current calendar year, less (C) the aggregate of any operating Cost Payments made by Tenant for such current calendar year. Monthly thereafter until adjustment is made the following year pursuant to this paragraph, Tenant shall pay together with the monthly Base Rent one-twelfth (1/12) of any such Prior Year's Increase. In no event will Tenant be entitled to receive the benefit of a reduction in operating Costs below the Expense Stop.

                  For any partial calendar year at the termination of this Lease, Tenant's Share of any increases in Operating Costs for such year over the Expense Stop shall be prorated on the basis of a 365-day year by computing Tenant's Share of the increases in Operating Costs for the entire year and then prorating such amount for the number of days this Lease was in effect during such year. Notwithstanding the termination of this Lease, and within ten (10) days after Tenant's receipt of Landlord's statement regarding the determination of increases in Operating Costs for the calendar year in which this Lease terminates, Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be,, an amount equal to the difference between Tenant's Share of the increases in Operating Costs for such year (as prorated) and the amount previously paid by Tenant toward such increases.

                  5.5 ADDITIONAL TAXES. Tenant shall reimburse to Landlord, within thirty (30) days after receipt: of a demand therefor, Tenant's Share of any and all taxes payable by Landlord (other than net income taxes or any taxes included within Operating Costs), whether or not now customary or within the contemplation or the parties hereto (i) upon, allocable to or measured by the area of the Building, (ii) upon all or any portion of the Rent payable hereunder and under other leases of space in the Building, including any gross receipts tax or excise tax levied with respect to the receipt of such Rent, or (iii) upon or with respect to the possession leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Building or any portion thereof. Tenant shall not be required to reimburse Landlord for taxes under this Paragraph 5.5 to the extent Tenant has paid Tenant's Share of such taxes through operating cost Payments under Paragraph 5.2. In the event of a sale, transfer of ownership, or refinancing of the building during the term of this lease, Landlord guarantees that no resultant tax increase will be passed through to Tenant.

                  5.6 TENANT'S RIGHT TO, AUDIT. In the event of any dispute or uncertainty as to the amount of Operating Costs and Tenant's Share thereof (including calculation of the Expense Stop under Subsection 5.2), Tenant may require clarification as to any disputed amount, including without limitation, receiving and reviewing legible copies of all of Landlord's invoices and paid receipts, with respect to the disputed items, and pursuing an audit as hereinafter specified, provided Tenant notifies Landlord in writing within one hundred eighty (180) days of its receipt of Landlord's statement that Tenant elects to inspect and/or audit such records pursuant to this Section. Should Tenant elect to inspect and/or audit such records, Tenant's inspection and/or audit shall be completed and the results thereof submitted to Landlord no later than one year after Tenant's receipt of Landlord's statement. If Landlord and Tenant are unable to agree as to any disputed item, Tenant may, at its sole cost and expense, audit on its own (or engage an independent certified public accounting firm to audit) Landlord's accounting records related to the disputed items, which audit shall be scheduled promptly at the reasonable convenience of both Landlord and Tenant, such audit to take place in Landlord's offices. If the results of such audit by an independent CPA approved by Landlord, whose approval shall not be unreasonably withheld, and Tenant indicate that the aggregate cost of the disputed item is incorrect, then the Landlord shall refund the discrepancy, and if the amount of the discrepancy is more than five percent (5%), then Landlord shall pay for the reasonable cost of the audit, (not to exceed $5,000.00), as well as refund the discrepancy amount.

                  5.7 TENANT'S TAXES. Tenant shall pay before delinquency (whether levied on Landlord or Tenant), any and all taxes assessed upon or measured by (i) Tenant's equipment, furniture, fixtures and other personal property located in the Premises, (ii) any improvements or alterations made to the Premises prior to or during the term of this Lease paid for by Tenant after initial build out of Tenant's improvements, or (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. For the purpose of determining said amounts, figures supplied by the County Assessor as to the amount so assessed shall be conclusive. Tenant shall comply with the provisions of any law, ordinance or rule of the taxing authorities which require Tenant to file a report of Tenant's property located in the Promises.

         6.       USE

                  6.1 USE. The Premises shall be used and occupied y Tenant for general office purposes and for no other purpose without the prior written consent of Landlord.

                  6.2 SUITABILITY. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in the Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition, except for hidden or latent defects, unless within thirty (30) days after such date Tenant shall give Landlord written notice specifying in reasonable detail the respects in which the Premises or the Building were not in satisfactory condition.

                  6.3      USES PROHIBITED.

                           (a) Tenant shall not do nor permit anything to be
done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form policy of fire insurance.

                           (b) Tenant shall not do or permit anything to be done
in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy then, or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not bring onto the Premises any apparatus, equipment or supplies that may overload the Premises or the Building or any utility or elevator system or jeopardize the structural integrity of the Building or any part thereof.

                           (c) Tenant shall not use the Premises or permit
anything to be done in or about the Premises which will in any way conflict with, and at its sole cost and expense shall promptly comply with, any law, statute, ordinance or governmental rule, regulation or requirement now in force or which way hereafter be enacted or promulgated relating to the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises or Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in. any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between Landlord and Tenant. Tenant's obligation under this Paragraph shall be limited to those situation in which a violation of law or non-compliance with a rule or regulation results from the particular use made of the Premises or any portion thereof by Tenant, it being understood that Tenant shall not be responsible for complying with any violations, orders, codes or duties which are imposed on the building generally and which are not caused by Tenant.

         7.       SERVICE AND UTILITIES

                  7.1 LANDLORD'S OBLIGATIONS. Provided Tenant is not in default hereunder, Landlord shall furnish to the Premises during reasonable hours of generally recognized business days and subject to the rules and regulations of the Building, water, gas and electricity suitable for the intended use of the Premises, heat and air conditioning required for the comfortable use and occupancy of the Premises Monday through Friday from 7:00 A.M. to 7:00 P.M. excluding New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving, and Christmas Day with a temperature range of 73 degrees plus or minus 2 degrees Fahrenheit, scavenger, janitorial services as described in Exhibit E attached hereto, window washing service and elevator service in a manner as furnished in first class office buildings in the San Francisco Day area. Landlord shall also maintain and keep lighted the common lobbies, hallways, stairs and toilet rooms in the Building.

                  7.2 TENANT'S OBLIGATION. Tenant shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Promises during the term of this Lease.

                  7.3      TENANT'S ADDITIONAL REQUIREMENTS

                           (a) Tenant shall pay for heat and air-conditioning
furnished at Tenant's request during non-business hours and/or on non-business days on an hourly basis at the rate of $40.00 per hour per zone (approximately 39,000 square feet). Landlord reserves the right to adjust the rates to compensate for actual increases or decreases in the rates charges by the utility company. Tenant shall not use in excess of Building Standard amounts (as determined by Landlord) of electricity, water or any other utility without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold. Landlord may cause a water meter or electric current meter to be installed in the Premises so as to measure the amount of water and electric current consumed for any such excess use. The cost of such meters and of installation, maintenance and repair thereof shall be paid by Tenant and Tenant agrees to pay Landlord promptly upon demand by landlord for all such water and electric current consumed as shown by said motors, at the rates charged for such services by the city in which the Building is located or by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed to measure any such excess use, Landlord shall have the right to estimate the amount of such use through qualified personnel. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any Suite Improvements different from or above Building Standard, carelessness of Tenant or the nature of Tenant's business (including hours of operation).

                           (b) If any lights other than Building Standard or
equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord may install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

                           (c) in no event shall Tenant; (i) connect any
apparatus, machine or device through electrical outlets except in the manner for which such outlets are designed and without the use of any device intended to increase the plug capacity of any electrical outlet or (ii) maintain at any time an electrical demand load in excess of four (4) watts per square foot of usable area of the Premises.

                  7.4 INTERRUPTION OF SERVICES. Any failure to furnish any of the foregoing shall not constitute an eviction of Tenant, constructive or otherwise and, notwithstanding any law to the contrary that may now or hereafter exist, Tenant shall not be entitled to terminate this Lease on account of such failure. Landlord shall not be liable under any circumstances for loss of or injury to property or business or consequential damages, however occurring, through or in connection with failure to furnish any of the foregoing. Notwithstanding Force Majeure Events, in the event that. the utilities or services which Landlord is obligated hereunder to provide or make available to the Premises and are required for Tenant's use and occupancy of the Premises are interrupted or such utilities or services altogether cease to be provided to the Tenant for a period of five (5) business days, rent payable hereunder shall abate for the length of the interruption retroactive to the first day thereof.

         8.       MAINTENANCE AND REPAIRS; ALTERATIONS AND ADDITIONS

                  8.1      MAINTENANCE AND REPAIRS

                           (a) LANDLORD'S OBLIGATIONS. Landlord shall maintain
in good order, condition and repair the structural and common areas of the Building,, including without implied limitation, the roof and exterior walls of the Building, and the basic heating, ventilating,, air conditioning,, electrical, plumbing, fire protection, life safety, security and mechanical systems of the Building (the "Building systems"), provided that any maintenance and repair caused by the acts or omissions of Tenant or Tenant's agents, employees, invitees, visitors (collectively "Tenant's Representatives") shall be paid for by Tenant. Notwithstanding the provisions of this Section, in the event Landlord fails or neglects to commence and make the repairs to the Building which Landlord is required to make in accordance with the terms of this Lease within thirty (30) days after receipt of written notice from Tenant of the necessity therefore, or within twenty-four (24) hours in the event of any emergency, and appropriate notice from Tenant, then Tenant may, but shall not be obligated to, make such repairs and Landlord shall reimburse Tenant for the reasonable cost thereof within thirty (30) days after receipt of a bill therefor and copies of applicable invoices. In the event such repairs cannot be completed within thirty (30) days after receipt; of written notice from Tenant of the necessity therefor, and Landlord commences the making of such repairs within said thirty (30) day period and thereafter pursues the completion thereof with reasonable diligence, Landlord shall have additional time as is reasonably necessary to complete the same before Tenant has the right to exercise any remedies set forth in this Lease, including this section.

                           (b)      TENANT'S OBLIGATIONS

                                    (1) Tenant, at Tenant's sole cost and
expense, except for services furnished by Landlord pursuant to paragraph 7 hereof, shall maintain the Premises in good order, condition and repair including the interior surfaces of the ceilings, walls and floors, all doors, interior windows, and all plumbing pipes, electrical wiring, switches, fixtures, nonbuilding standard lights, and equipment installed for the use of the Premises. Notwithstanding any law to the contrary that may now or hereafter exist, Tenant shall not have the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

                                    (2) In the event Tenant fails to maintain
the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. In the event Tenant fails to promptly commence such work and diligently prosecute it to completion, Landlord shall have the right to do such acts and expand such funds at the expense of Tenant as are reasonably required to perform such work.. Any amount so expanded by Landlord shall be paid by Tenant promptly after demand with interest from the date expanded by Landlord until paid by Tenant at the "Default Rate," as defined below. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Promises by Tenant as a result of performing any such work. As used in this Lease, "Default Rate" shall mean the Bank of America Reference Rate plus two percent (2%) per annum.

                           (c) COMPLIANCE WITH LAW. Landlord and Tenant shall
each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as salt forth herein.

                  8.2      ALTERATIONS AND ADDITIONS

                           (a) Tenant shall make no alterations, additions or
improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent Landlord agrees not to unreasonably withhold.

                           (b) Landlord may impose as a condition to the
aforesaid consent such requirements as Landlord may deem necessary in its sole discretion, including without limitation thereto, performing the work itself, specifying the manner in which the work is done, and selecting the contractor by whom the work is to be performed and the times during which it is to be accomplished. Tenant shall pay to Landlord upon demand an amount equal to the reasonable costs and expenses for time spent by Landlord's employees or contractors in supervising, approving and administering such alterations.

                           (c) All work performed under the Work Letter shall be
the property of Landlord and shall remain upon and be surrendered with the Promises. At the time that Landlord consents to any alteration subsequent to the commencement of this Lease, Landlord shall specify whether the same shall be the property of Landlord and shall remain upon and be surrendered with the Premises upon the termination or expiration of the Lease or whether Tenant must remove all or any part of same.

                           (d) All articles of personal property and all
business and trade fixtures, machinery and equipment, cabinetwork, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease term when Tenant is not in default hereunder.

         9.       ENTRY BY LANDLORD

                  Landlord and Landlord's agents shall, at any and all times upon reasonable notice to Tenant, have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers (and during the last twelve (12) months of the term to prospective tenants), to post notices of non-responsibility and "for lease" signs, and to alter, improve or repair the Premises and any portion of the building, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. with minimal interference and disruption to Tenant's business, always providing the entrance to the Premises shall not be blocked thereby. Landlord shall conduct its activities under this Paragraph 9 in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Promises, excluding Tenant's vaults and safes, and Landlord and Landlords' agents shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord or Landlord's agents by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Tenant shall not be released from its obligations under this Lease nor be entitled to any abatement of Rent on account of Landlord's entry under this Paragraph, and Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises.

         10.      LIENS

                  Tenant shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall does proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest at the Default Rate until paid. Landlord shall have the right at all times to post and keep posted an the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanical and materialmen's liens, and Tenant shall give to Landlord at least three (3) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

         11.      INDEMNITY

                  11.1 TENANT'S INDEMNITY. Tenant shall Indemnify and hold Landlord harmless from and defend Landlord against any and all claims of liability for any injury or damage to any person or property whatsoever (i) occurring in,, on or about the Premises or any part thereof; and (ii) occurring in, on or about any facilities (including, without limiting the generality of the term "facilities," elevators, stairways, passageways, hallways and parking areas), the use of which Tenant may have in conjunction with other tenants of the Building, to the extent such injury or damage is caused by the act, negligence, fault or omission of any duty with respect to the same by Tenant or Tenant's invitees and Representatives. Tenant shall further indemnify and, hold Landlord harmless from and against any and all claims to the extent arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or to the extent arising from any act or negligence of Tenant or Tenant's Representatives and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to

Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord except as provided in 11.2 and 11.3.

                  11.2 EXEMPTION OF LANDLORD FROM LIABILITY. Except to the extent caused by its negligence or willful misconduct, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity gas, water or rain, which may leak or flow from, or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building.

                  11.3 LANDLORD INDEMNITY. Landlord shall indemnify and hold Tenant harmless from and defend Tenant against any and all claims of liability for any injury or damage to any person or property whatsoever occurring in, on or about the Premises or the Project, to the extent such injury or damage in caused by negligence or willful misconduct by Landlord or Landlord's agents or employees from any breach or default in the performance of any obligation an Landlord's part to be performed under the terms of this Lease, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. Notwithstanding the foregoing, however, in no event shall Landlord be liable under any circumstances for loss or injury to business or consequential damage or punitive damage however occurring.

         12.      INSURANCE

                  12.1 COVERAGE. Tenant shall, at all times during the term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage:

                           (a) Commercial General Liability Insurance with a
combined single limit for personal or bodily injury and property damage of not less than $3,000,000 or such other level of coverage that Landlord may require in its reasonable judgment.

                           (b) Fire and Extended coverage insurance, including
vandalism and malicious mischief coverage, covering and in an amount equal to the full replacement value of all fixtures, furniture and improvements installed in the Premises by or at the expense of Tenant.

                  12.2 INSURANCE POLICIES. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder. The aforesaid insurance shall name Landlord and its partners property manager, and mortgagees as an additional insured. said insurance shall be with companies having a rating of not less than A+, XI in "Best's Insurance Guide". Tenant shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty
(30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant shall,, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or binders. Tenant agrees that it Tenant does not take out and maintain such insurance, Landlord nay (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the premiums together with a reasonable handling charge and Default Interest from the date paid by Landlord, payable upon demand. Tenant shall have the right a provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

                  12.3 WAIVER OF SUBROGATION. To the extent permitted by their respective policies of insurance, Landlord and Tenant each hereby waive any right of recovery against the other and the authorized representatives of the other for any loss or damage that is covered by any policy of insurance maintained by either party with respect to the Premises or the Project or any operation therein. If any policy of insurance relating to this Lease, the Premises or the Project does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall, if possible, obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

                  12.4 SELF-INSURANCE OPTION. Tenant may elect at any time during the term of this Lease not to carry liability and property damage insurance required above and to "self insure" against such risks provided that
(i) Tenant has in effect a program of "self insurance" against such risks, (ii) Tenant has and maintains a not worth of at lease ONE HUNDRED MILLION DOLLARS ($100,000,000.00) as evidenced by documentation reasonably satisfactory to Landlord, and (iii) the failure to carry such Insurance does not violate any law, statute, code, act, ordinance, order, judgment, decree, injunction, rule, regulation, permit, license, authorization or other requirement which is issued by the government or governmental agency with jurisdiction over the Leased Premises which is applicable to Tenant in the conduct of its business. In the event Tenant elects to self insure, Tenant agrees to provide Landlord with written notice and evidence of such self insurance with coverage not less than that called out for in this Lease.

                  12.5 LANDLORD'S INSURANCE. During the term hereof, Landlord shall keep the Building and all Tenant Improvements to the Premises insured through reputable insurance underwriters against perils covered by a standard "all risk" insurance policy or policies as such policies are in use as of the dare of this Lease (excluding perils such as flood and other standard "all risk" policy form exclusions) in an amount or amounts equal to not less than eighty percent (80%) of the full replacement value of the Building (excluding the land and the footings, foundations and installations below grade). During the term hereof, Landlord shall keep in force general liability insurance in the amount and coverage as Landlord deans commercially reasonable but in no event less than $1,000,000.00.

         13.      DAMAGE OR DESTRUCTION.

                  13.1 LOSS COVERED BY INSURANCE. If, at any time prior to the expiration or termination of this Lease, the Premises or Building is wholly or partially damaged or destroyed by a casualty, which loss to Landlord is (except for any applicable deductible) fully covered by insurance maintained by Landlord or for Landlord's benefit, which casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

                           (a) REPAIRS WHICH CAN BE COMPLETED WITHIN SIX (6)
MONTHS. Within sixty (60) days of notice to Landlord of such damage or destruction, Landlord shall provide Tenant with notice of its determination of whether the damage or destruction can be repaired within six (6) months of such damage or destruction without the payment of overtime or other premium. If all repairs to such Premises or Building can, in Landlord's judgment, be completed within six (6) months following the date of such damage or destruction without the payment of overtime or other premiums, Landlord shall, at Landlord's expense, repair the same to substantially their former condition to the extent permitted by the then applicable codes, laws and regulations and this Lease shall remain in full force and effect and a proportionate reduction of the Rent shall be allowed Tenant for such portion of the Premises as shall be rendered inaccessible or unusable to Tenant, and which is not used by Tenant, during the period of time that such portion is unusable or inaccessible and not used by Tenant.

                           (b) REPAIRS WHICH CANNOT BE COMPLETED WITHIN SIX (6)
MONTHS. If all such repairs to Building and Premises cannot, in Landlord's judgment, be completed within six (6) months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination and either Landlord or Tenant may, at its option, upon written notice to the other party given within thirty (30) days after Landlord's determination of how long it will take to repair the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction. In the event that neither Landlord nor Tenant elect to terminate the Lease in accordance with the foregoing provisions, then Landlord shall, at Landlord's expense, repair such damage or destruction to substantially their former condition to the extent permitted by the then applicable codes, laws and regulations and in such event, this Lease shall continue in full force and affect but the Rent shall be proportionately reduced as hereinabove provided in
Section 13.1(a); provided, however, that if any such repair in not commenced by Landlord within sixty (60) days after receipt at insurance proceeds or is not substantially completed by Landlord within nine (9) months attar the occurrence of such damage or destruction,, then in either such event Tenant may, at its option, upon written notice to Landlord, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

         15.      ASSIGNMENT AND SUBLETTING

                  15.1 LANDLORD'S CONSENT REQUIRED. Except as otherwise as permitted in Section 15.9, Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein (each a "Transfer"), and shall not sublet the Premises or any part thereof, without the prior written consent of Landlord and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease.

                  15.2     REASONABLE CONSENT.

                           (a) If Tenant complies with the following conditions,
Landlord shall not unreasonably withhold its consent to the subletting of the Premises or any portion thereof or the assignment of this Lease. Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee; (ii) the nature of the business proposed to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease; (iv) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee; and (v) the form of the proposed sublease or assignment. Within ten (10) business days after Landlord receives all such information it shall notify Tenant whether it approves such assignment or subletting or if it elects to proceed under Paragraph 15.8 below.

                           (b) The parties hereto agree and acknowledge that,
among other circumstances for which Landlord could reasonably withhold its consent to a sublease or assignment, it shall be reasonable for Landlord to withhold its consent where (i) Landlord reasonably disapproves of the Transferee's reputation or creditworthiness or the character of the business to be conducted by the Transferee at the Premises, (ii) the assignment or subletting would increase the burden on the Building services or the number of people occupying the Premises, or (iii) Landlord otherwise determines that the assignment or sublease would have the effect of decreasing the value of the Project or increasing the expenses associated with operating the Project.

                  15.3 EXCESS CONSIDERATION. If Landlord consents to the assignment or sublease, Landlord shall be entitled to receive as additional Rent hereunder one-half of any consideration paid by the Transferee for the assignment or sublease and, in the case of a sublease, one-half of the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Operating Cost Payments payable hereunder applicable to the subleased space.

                  15.4 NO RELEASE OF TENANT. No Consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting, and the Transferee shall be jointly and severally liable with Tenant for the payment of Rent (or that portion applicable to the subleased space in the case of a sublease) and for the performance of all other terms and provisions of the Lease. The consent by Landlord to any assignment or subletting shall not relieve Tenant and any such Transferee from the obligation to obtain Landlord's express written consent to any subsequent assignment or subletting. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

                  15.5 ATTORNEYS' FEES. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with reviewing any proposed assignment or sublease.

                  15.6 TRANSFER OF OWNERSHIP INTEREST. If Tenant is a business entity, any direct or indirect transfer of 50 percent or more of the ownership interest of the entity (whether all at one time or over the term of the Lease) shall be deemed a Transfer.

                  15.7 EFFECTIVENESS OF TRANSFER. No permitted assignment by Tenant shall be effective until landlord has received a counterpart of the assignment and an instrument in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of assignment. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to landlord of any or all of such subleases.

                  15.8 LANDLORD'S RIGHT TO SPACE. Except where excess consideration is applicable as provided in Section 15.3 above, notwithstanding any other provisions of this Paragraph 15 to the contrary, it Tenant notifies Landlord that it desires to assign this Lease or sublet all (or any part) of the Premises, Landlord, in lieu of consenting to such assignment or sublease, may elect to terminate this Lease (in the case of an assignment or a sublease of the entire Premises), or to terminate this Lease as it relates to the space proposed to be subleased by Tenant (in the case of a sublease of less than the entire Premises). In such event, this Lease (or portion thereof) will terminate on the date the assignment or sublease was to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

                  15.9 PERMITTED ASSIGNMENT. Notwithstanding any provision to the contrary in this Section 15, Tenant shall not be required to obtain Landlord's consent to an assignment of the Premises to a subsidiary or affiliated company of Tenant or to a corporation into which or with which Tenant may be merged or consolidated, or to a corporation which shall acquire all or substantially all of the principal business of Tenant at the Premises.

         16.      SUBORDINATION

                  16.1 SUBORDINATION. Tenant agrees that upon delivery to it by any mortgagee of the Building of a "non-disturbance letter" as defined in
Section 16. 4 below, this Lease at Landlord's option, shall be subject and subordinate to a ground or underlying Lease which now exist or may hereafter be executed affecting all or any part of the Project, and to the lion of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Land or building, Landlord's interest or estate therein, or any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. if any mortgagee, trustee or ground lessor (each a Holder) shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease (an "Encumbrance"), and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Encumbrance, whether this Lease is dated prior to or subsequent to the date of said Encumbrance or the date of the recording thereof.

                  16.2 SUBORDINATION AGREEMENTS. Tenant will execute and deliver upon demand without charge therefor, such further instruments evidencing such subordination of this Lease to such Encumbrances as may be required by Landlord.

                  16.3 ATTORNMENT. If this Project is transferred to any purchaser pursuant to or in lieu of proceedings to enforce any Encumbrances and this Lease is either prior to such Encumbrance or the Holder at its option elects to have this Lease survive such transfer, Tenant shall attorn to such purchaser and recognize such purchaser as the landlord under this Lease, and this Lease shall continue as a direct lease between such purchaser and Tenant.

                  16.4 NON-DISTURBANCE LETTER. Notwithstanding any provisions to the contrary in section 16, Tenant's agreement to the provisions of said Section is conditioned upon Tenant receiving a non-disturbance letter (as defined below) from the holder of the existing mortgage or deed of trust or any future mortgage or deed of trust an the Building. The "non-disturbance latter" shall be a letter from the holder of any such mortgage or deed of trust to the affect that in the event of a foreclosure or other action taken under any such security instrument that this Lease and the rights of Tenant hereunder shall not be disturbed, diminished or interfered with, but shall continue in full force and effect so long as Tenant shall not be in default hereunder.

         17.      QUIET ENJOYMENT

                  Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and performing its other covenants and conditions under this Lease, Tenant shall have the quiet possession of the Premises for the term of this Lease as against any persons or entities lawfully claiming by, through or under Landlord, subject, however, to the terms of this Lease and of any Encumbrance.

         18.      DEFAULT; REMEDIES

                  18.1 DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

                           (a) Tenant fails to pay Rent when due and such
failure continues for five (5) days after written notice thereof to Tenant;

                           (b) Tenant Transfers or attempts to Transfer this
Lease without complying with the provisions of Paragraph 15;

                           (c) Tenant fails to observe and perform any other
provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

                           (d) Tenant abandons the Premises; or

                           (e) The making by Tenant of any general assignment or
general arrangement for the benefit of creditors; the filing by or against Tenant of a petition seeking relief under any law relating to bankruptcy (unless, in the care of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, whose possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure in not discharged within thirty (30) days.

                  18.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord may, at any time thereafter exercise the following remedies, which shall be in addition to any other rights or remedies now or hereafter available to Landlord at law or in equity:

                           (a) Maintain this Lease in full force and effect and
recover Rent as it becomes due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to relet the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such reletting occurs, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, pre preserving altering and preparing the Premises for subletting and other costs of subletting, including but not limited to brokers' commissions, attorneys' fees and expenses of removal of Tenant's personal property, trade fixtures, alterations and leasehold improvements; (ii) second, to the payment of Rent then due and payable; (iii) third, to the Payment of future Rent as the same may become due and payable hereunder; and (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the Rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant's account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default. During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant's right to possession of the Premises, Landlord shall not unreasonably withhold its consent to an assignment of this Lease or a sublease of the Premises as set forth in Paragraph 3.5.2 -"Reasonable Consent".

                           (b) Terminate Tenant's right to possession of the
Premises at any time by written notice to Tenant, in which case Tenant shall immediately surrender possession of the Promises to Landlord. Tenant expressly acknowledges that in the absence of such written notice from Landlord,, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises,, its reletting of the Premises for Tenant's account, its storage of Tenant's personal property and trade fixtures,. its acceptance of keys to the Promises from Tenant or its exercise of any other rights and remedies under this Paragraph 18.2, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Promises. If Landlord terminates Tenant's right to possession in writing,, Landlord shall be entitled to recover from Tenant all damages as provided in California Civil Code Section 1951.2 or any other applicable existing or future law, ordinance or regulation providing for recovery of damages for such breach, including but not limited to the following:

                                    (1) The reasonable cost of recovering the
Premises; plus

                                    (2) The reasonable cost of removing Tenant's
alterations, trade fixtures and Above-Standard Improvements; plus

                                    (3) All unpaid Rent due or earned hereunder
prior to the date of termination, less the proceed of any reletting or any rental received from subtenants prior to the date of termination applied as provided in subsection (a) above, together with interest at the Default Rate, on such sums from the date such Rent is due and payable until the date of the award of damages; plus

                                    (4) The amount by which the Rent which would
be payable by Tenant hereunder, including operating Cost Payments from the date of termination until the date of rim award of damages exceeds the amount of such rental loss Tenant proves could have been reasonably avoided, together with interest at the Default Rate on such sums from the date such Rent is due and payable until the date of the award of damages; plus

                                    (5) The amount by which the Rent which would
be payable by Tenant hereunder, including Operating Cost Payments for the remainder of the then term, after the date of the award of damages exceeds the amount of such rental loss as Tenant proves could have boon reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

                                    (6) Such other amounts in addition to or in
lieu of the foregoing as may be permitted from time to time by applicable law.

                           (c) During the continuance of an Event of Default,
Landlord may enter the Premises without terminating this Lease and remove all Tenant In personal property, and trade fixtures from the Premises. If Landlord removes such property from the Premises and stores it at Tenant's risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any Rent then due, after the property has been stored for a period of thirty (30) days or more landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord in its sole discretion deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, preparation for and conducting such sale, and attorneys' fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in subsection (a) above.

                                    Tenant hereby waives all claims for damages
that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's personal property pursuant to this Paragraph, and Tenant shall hold Landlord harmless from and against any lose, cost or damage resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

                           (d) Landlord may cure the Event of Default at
Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Default Rate from the date the sun is paid or the expense is incurred until Landlord is reimbursed by Tenant.

                  18.3 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Base Rent or operating costs Payments is not received by Landlord or Landlord's designee within five (5) days after notice that such amount is past due, or if any installment of other Rent is not received by Landlord or Landlord's designee on or before the date such amount shall be dues, Tenant shall pay to Landlord a late charge equal to seven percent (7%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding the foregoing, Tenant shall be allowed two (2) grace periods per annum.

                  18.4 INTEREST. In addition to the late charges referred to above which are intended to defray Landlord's costs resulting from late payments, any late payment of Rent shall, at Landlord's options, bear interest from the due date of any such payment to the date the same in paid at the Default Rate, provided, however, that if Landlord imposes a late charge on any overdue payment, such overdue payment shall not begin to bear interest under this Paragraph 18.4 until thirty (30) days after the due date thereof.

                  18.5 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to any Holder whose name and address shall have theretofore been furnished to Tenant in writing,, specifying that Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

         19.      PARKING

                  Tenant and Tenant's employees, invitees and customers shall have the right to use the parking areas of the Building subject to such regulations and charges as Landlord shall adopt from time to time, and subject to the right of Landlord to restrict the use by Tenant and Tenant's Representatives when in the sale judgment of Landlord such use is excessive for the parking area in relationship to the reasonable use required by other Tenants. Tenant will be allocated four (4) parking stalls free of charge for every 1,000 rentable square feet contained in the Leased Premises.

         20.      RELOCATION PREMISES

                  (Intentionally Deleted)

         21.      MORTGAGEE PROTECTION.

                  Tenant agrees to give any Holder, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and Lease or otherwise) of the address of such Holder. If Landlord shall have failed to cure such default within the time period act forth in Paragraph 18.5 the Holder shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that rime, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to affect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

         22.      ESTOPPEL CERTIFICATES

                  (a) Upon ten (10) days' notice from Landlord, Tenant shall execute and deliver to Landlord, in form provided by or reasonably satisfactory to Landlord, a certificate stating whether this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case say be, to any Encumbrance and stating any other information Landlord may reasonably request. including the term of this Lease, the monthly Base Rent, the estimated Operating Cost Payments, the date to which Rent has been paid, the amount of any security deposit or prepaid Rent, whether either party hereto is in default under the terms of the Lease, whether Landlord has completed its construction obligations hereunder and any other information reasonably requested by Landlord. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Project shall be entitled to rely upon any such certificate. Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Project or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificates.

                  (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant:

                           (1) That this Lease is in full force and affect,
without modification except as may be represented by Landlord;

                           (2) That there are no uncured defaults in Landlord's
performance; and

                           (3) That not more than one month's Rent has been paid
in advance; and

                           (4) That Landlord has completed its construction
obligations.

                  (c) If Landlord desires to finance or refinance the Building, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord a true copy of its financial statements as contained in Tenant's annual report to its shareholders.

         23.      SURRENDER, HOLDING OVER.

                  23.1 SURRENDER. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in its original condition, except for reasonable wear and tear and damage from casualty, the elements or condemnation; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises all Tenant's personal property, trade fixtures, alterations and other Above-Standard Improvements that Tenant has the right or is required by Landlord to remove under the provisions of this Lease. If any of such removal is not completed at the expiration or termination of this Lease, Landlord may remove the same at Tenant's expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant or, if Tenant fails to do so, Landlord may do so at Tenant's expense, in which event Tenant shall immediately reimburse Landlord for such expenses together with interest at the Default rate until so paid. Tenant's obligations under this paragraph shall survive the expiration or termination of this Lease. Upon expiration or termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises or any other part of the building and shall make known to Landlord the combination of locks, on all safes, cabinets and vaults that may be located in the Premises.

                  23.2 HOLDING OVER. If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord, and Tenant shall continue to comply with or perform all the terms and obligations of the Tenant under this Lease, except that the Base Rent during Tenant's holding ever shall be one hundred twenty-five percent (125%) of the monthly Base Rent payable in the last month prior to the termination or expiration hereof. Tenant shall indemnity and hold Landlord harmless from and against all claims, liability, damages, costs or expenses, including reasonable attorneys fees and costs of defending the same, incurred by Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any loss, cost, penalties, or damages, including lost profits, claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

         24.      HAZARDOUS MATERIALS

                  24.1 TENANT'S INDEMNITY. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. if any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Promises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term.

                  24.2 LANDLORD'S INDEMNITY. Landlord shall indemnify and hold Tenant harmless with respect to claim of governmental agencies and any loss resulting therefrom to the extent of any hazardous, toxic or infectious waste deposited an or under the Premises prior to the commencement date of this Lease (other than any conditions caused by Tenant during Early Possession).

         25.      MISCELLANEOUS

                  25.1 ATTORNMENT. Upon any transfer by Landlord of Landlord's interest in the Promises or the Building (other than a transfer for security purposes only), Tenant agrees to attorn to any transferee or assignee of Landlord.

                  25.2     CAPTIONS; ATTACHMENTS; DEFINED TERMS

                           (a) The captions of the paragraphs of this Lease are
for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any paragraph of this Lease. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. When required by the contents of this Lease, the singular includes the plural. Wherever the tarn "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to," the matter or matters thereafter enumerated.

                           (b) Exhibits attached hereto, and addenda and
schedules initialed by the parties, are deemed to constitute part of this Lease and are incorporated herein.

                           (c) The words "Landlord" and "Tenant" as used herein,
shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. The obligations of this Lease as to a Tenant which consists of husband and wife shall extend individually to their sole and separate property as well as community property.

                  25.3 ENTIRE AGREEMENT. This Lease along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises, and this Lease and the exhibits and attachments may be altered,, amended or revoked only by instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Lease.

                  25.4 SEVERABILITY. If any term or provision of this Lease shall,, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

                  25.5     COSTS OF SUIT

                           (a) If Tenant or Landlord brings any action for the
enforcement. or interpretation of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees. The "prevailing party" will be determined by the court before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

                           (b) Should Landlord, without fault on Landlord's
part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lion for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

                  25.6 TIME; JOINT AND SEVERAL LIABILITY. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be domed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

                  25.7 BINDING EFFECT; CHOICE OF LAW. The parties hereto agree that all provisions hereof are to be construed as both covenants and conditions an though the words imparting such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by Tenants all of the provisions hereof shall bind and inure to the benefit or the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

                  25.8 WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

                  25.9 FORCE MAJEURE. In the event either Landlord or Tenant is delayed, interrupted or prevented from performing any of its obligations under this Lease (financial inability excepted), including its obligations under the Work Letter,, and such delay, interruption or prevention Js due to fire, act of God, governmental act, strike, labor dispute, unavailability of materials or any other cause outside the reasonable control of such party, then the time for performance of the affected obligations of such party shall be extended for a period equivalent to the period of such delay, interruption or prevention.

                  23.10 LANDLORD'S LIABILITY; CONSEQUENTIAL DAMAGES. The term Landlord, as used in this Lease, shall mean only the owner or owners of the Project at the time in question. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Project as the same may from time to time be encumbered, however, Landlord covenants to maintain throughout the term of this Lease a net worth of at least one Million Dollars ($1,000,000.00) in the Project, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's stockholders, directors, officers or partners an account of any of Landlord's obligations or actions under this Lease. In the event of any conveyance of title to the Building or the Project, then from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Upon any conveyance of title to the Building or the Project, the grantee or transferee, by accepting such conveyance,, shall be deemed to have assumed Landlord's obligations to be performed under this Lease from and after the date of transfer, subject to the limitations an liability set forth above in this Paragraph 24.10. In no event will either Landlord or Tenant be liable to the other under this Lease for consequential or indirect damages or lose of profits, except as provided under Sections 6, 16, 22, 23 and 24.

                  25.11 CONSENTS AND APPROVALS. Wherever the consent,, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval in not to be unreasonably withheld,, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. if it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to specific performance but not to monetary damages for such failure,, unless Landlord withhold its consent maliciously and in bad faith.

                           The review and/or approval by Landlord of any item to
be reviewed or approved by Landlord under the terms of this Lease or any Exhibits hereto shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Project under this Lease,, and no third parties, including Tenant or Tenant's Representatives or any person or entity claiming by, through or under Tenant, shall have any rights hereunder.

                  25.12 SIGNS. Tenant shall not place or permit to be placed in or upon the Premises where visible from outside the Premises or any part of the Building, any signs, notices, drapes, shutters, blinds or displays of any type without the prior consent of Landlord. Landlord shall include Tenant in the Building directories located in the Building, and Tenant. shall be granted identity on the Building monument. Landlord reserves the right in Landlord's sole discretion to place and locate on the roof, exterior of the Building, and in any area of the Building not leased to Tenant such signs, notices, displays and similar items an Landlord deems appropriate in the proper operation of the Building.

                  25.13 RULES AND REGULATIONS. Tenant and Tenant's Representatives shall observe and comply fully and faithfully with all reasonable and nondiscriminatory rules and regulations adopted by Landlord for the care, protection,, cleanliness and operation of the Building and its tenants including those annexed to this Lease as Exhibit D and any reasonable modifications or additions thereto adopted by Landlord, provided Landlord shall give written notice thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations; however, Landlord agrees to use reasonable efforts to enforce compliance on all tenants of the Building with respect to rules and regulations.

                  25.14 NOTICES. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be personally delivered, sent in the United States mail, certified or registered, postage prepaid, or sent by private messenger, addressed to the Landlord or Tenant respectively at the addresses set forth below:


Landlord:                              Tenant:

SDC 7                                  MONSANTO COMPANY
One Annabel Lane, Suite 201            Director, Real Estate Program
P.O. Box 640                           800 North Lindbergh Blvd.
San Ramon, CA 94583                    St. Louis, MO 63167

                                                and

                                       MONSANTO COMPANY
                                       c/o THE SOLARIS GROUP
                                       Suite 200, BR7
                                       Attn: Company Counsel

or such other address an shall be established by notice to the other pursuant to this paragraph. Notices personally delivered or delivered by private messenger shall be deemed delivered when received at the address for such party designated pursuant to this paragraph. Notices sent by mail shall be deemed delivered an the earlier of the third business day following deposit thereof with the United States Postal Service or the delivery date shown an the return receipt prepared in connection therewith.

                  25.1.5 AUTHORITY. If Tenant is a corporation or a partnership, each individual executing this Lease an behalf of Tenant represents and warrants that Tenant is a duly organized and validly existing entity, the persons signing on behalf of Tenant, are duly authorized to execute and deliver this Lease an behalf of Tenant and this Lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, Tenant, shall, within thirty (30) days after execution of this lease, deliver to Landlord a certified copy of a resolution of the board of directors of said corporation authorizing or ratifying the execution of this Lease.

                  25.16 OPTION TO EXTEND TERM. Subject to the provisions of this
Section 25.16, Landlord hereby grants Tenant two (2) consecutive options (the "First option to Extend" and

"Second option to Extend," respectively and collectively and the "Options to Extend") to extend the term of this Lease in each case by an additional period of five (5) years (the "First Extension Term" and "second Extension Terms respectively and collectively the "Extension Terms"). Tenant's notice of election to exercise the First option to Extend must be given to Landlord no less than nine (9) months prior to the expiration date of the initial Term. Tenant's notice of election to exercise the Second Option to Extend must be given to Landlord no less than nine (9) months prior to the expiration date of the First Extension Term. Tenant's failure to notify Landlord of exercise of either option to Extend within the time stated shall be a waiver of said option. Tenant must exercise the Option with respect to all of the Premises as of the commencement of the applicable Extension Term. References in this Lease to the Term of the Lease shall be deemed to include the Extension Term(s) unless the context clearly provides to the contrary.

                           (a) RENT. Base Rent during the Extension Terms shall
equal ninety-five percent (95%) of the Fair Market Rent prevailing as of the of the applicable Extension Term, but in no event shall the rent be less than rent Tenant is paying at the time it exercises the options. "Fair Market Rent" for the Premises shall mean the monthly amount per square foot of rentable area that a willing renewal tenant would pay for unencumbered space,, and that a willing landlord would accept from a renewal tenant, for comparable space on comparable lease terms (including parking rights) in comparable Class A buildings in the Cities of Walnut Creek, San Ramon, and Pleasanton, California, and taking into account such factors as the location of the Building, the size of the Building, the quality and age of the Building and tenant improvements in the Premises and the comparison buildings and premises, the floor level of the Premises and the comparison premises, the term of the Extension Term and the comparison leases, and the date the comparable renewal rates became or will become effective.

                           (b) TERMS AND CONDITIONS. During any Extension Term,
all of the terms, covenants and conditions of this Lease shall apply without change, except (i) the Basic Rent for the Promises shall be determined in the manner set forth in this Section, and (ii) there shall be no further options to extend beyond the Second Extension Term.

                           (c) FAIR MARKET RENT DETERMINATION. Fair Market Rent
for the Extension Term shall be determined as follows:

                                    (1) Landlord shall notify Tenant of its
initial proposal of Fair Market Rent for the Premises for the Extension Term not less than thirty (30) days after receipt of Tenant's Extension Notice. Within thirty (30) days after receipt of Landlord's notice, Tenant shall notify Landlord in writing either that (1) Tenant accepts Landlord's proposal of Fair Market Rent or (ii) Tenant wishes to negotiate Fair Market Rent for the Extension Term. If Tenant does nor. give Landlord any notice within said Thirty
(30) day period, Landlord's proposal of Fair Market Rent for the Extension Term shall be binding upon Tenant. If Tenant elects to negotiate Fair Market Rent, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the Extension Term. If Landlord and Tenant are able to agree within twenty (20) days after the date of Tenant notice to Landlord (or if Tenant accepts Landlord's initial proposal), then the amount determined shall constitute a determination of Fair market Rent for purposes of this Section, and the parties shall immediately execute an amendment to this Lease stating the Basic Rent for the Extension Term.

                                    (2) If Landlord and Tenant are unable to
agree within twenty (20) days after the date of Tenant's notice to Landlord, Tenant will within fifteen (15) days thereafter at its election in writing to Landlord allow the lease expire or elect to pursue binding arbitration, with twenty (20) days after Tenant's election, the parties shall each appoint as an arbitrator a real estate appraiser who shall be a member of the American Institute of Real Estate Appraisers (or its successor organization) with at least ton (10) years experience in appraising of office properties and leasehold interests therein, including at least five (5) years experience with the markets in the Cities of Walnut Creek, San Ramon and Pleasanton, California. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the San Francisco office of the American Arbitration Association (the "AAA" for such appointment of such arbitrator fifteen (15) days after notice that such arbitrator has not been appointed. The two arbitrators shall attempt to agree on the Fair Market Rent. If they fail to agree within ten (10) days, the two arbitrators shall within twenty (20) days after appointment of the second arbitrator, appoint an independent third arbitrator who shall be similarly qualified. if the two arbitrators are unable to agree timely on the selection of the third arbitrator, then either arbitrator on behalf of both may request such appointment from the San Francisco office of the AAA. The two arbitrators selected by the parties shall independently determine and submit to the third arbitrator a written determination of the Fair Market Rent for the Premises, supported by the reasons therefor. The third arbitrator shall select the determination of either Landlord's arbitrator or Tenant's arbitrator as the Fair Market Rent. The role of the third arbitrator shall be limited solely to the issue of whether the determination of Landlord's arbitrator or Tenant's arbitrator is closest to the actual Fair Market Rent and shall have no right to propose a middle ground or to modify either of the two determinations or the provisions of this Lease. The decision of the third arbitrator shall be binding upon Landlord and Tenant. The cost of the arbitration (exclusive of each party's witness and attorneys' fees, which shall be paid by such party) shall be borne equally by the parties.

                           (d) OPTIONS ARE PERSONAL. Except as permitted in
Section 15.9, the options to extend granted herein are personal to the original Tenant executing this Lease, and notwithstanding anything to the contrary contained in the Lease, the rights contained in this Addendum are not assignable or transferable by such original Tenant. Landlord grants the rights contained herein to Tenant in consideration of Tenant's strict compliance with the provision hereof , including, without limitation, the manner of exercise of this option.

                  25.17 RIGHT OF FIRST REFUSAL. Landlord hereby grants Tenant an ongoing Right of First Refusal for any space offered to lease as shown an the attached Exhibit H. Landlord will of far Tenant its Right of First Refusal as space becomes available during the initial term of the Lease. In order for Tenant to exercise its Right of First Refusal, Tenant must provide Landlord with notice of its intent to exercise such Right of First Refusal in writing within five (5) business days from receipt of notice from Landlord of Landlord's intent to Lease such Right of First Refusal space. The terms and conditions of the Right of First Refusal space shall be those as offered and accepted by Landlord and to a bona fide third party tenant. If Tenant does not exercise its Right of First Refusal within the aforementioned time period, Tenant shall be deemed to have passed on its Right of First Refusal.

                  25.18 BROKER. Landlord and Tenant each represents to the other that it has not had dealings with any real estate broker, finder, or other person, with respect. to this Lease and transaction in any manner except Cushman & Wakefield of California, Inc. Landlord shall pay any commissions or fees that are payable to the above-named broker with respect to this Lease and transaction. Each party shall hold the other party harmless from all costs and damages resulting from any claim that may be asserted against the indemnified party by any broker, finder, or other person with whom the indemnifying party has dealt. Landlord and Tenant have executed this Lease on the date and year set forth at the beginning of this Lease.


Landlord:                              Tenant:

SDC 7,                                 MONSANTO COMPANY
a California Partnership               a Delaware corporation
By:  __________________________        By:  ___________________________
          General Partner                   President, The Agricultural
                                            Group, an operating unit
                                            of Monsanto Company

                                   EXHIBIT - B

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                     DATED AS OF _____________________, 1993
                                     BETWEEN
                               SDC 7, AS LANDLORD,
                                       AND
              MONSANTO COMPANY DBA THE SOLARIS GROUP, A DIVISION OF
                   THE AGRICULTURAL GROUP OF MONSANTO COMPANY,
                   A DELAWARE CORPORATION, AS TENANT ("LEASE")

                                   WORK LETTER

     1. SUITE IMPROVEMENTS. Landlord shall with reasonable diligence construct and install in the Premises the improvements and fixtures provided for in this Construction Rider ("Suite Improvements"). Improvements consisting of the type and materials described an Schedule 1 attached to this Construction Rider are referred to herein as "Building Standard Materials". All Suite Improvements above "Building Shell" (as described in schedule 1) that utilize materials in addition to, substitution for or modification of the Building standard Materials are called herein "Above-Standard Suite Improvements".

          1.1. PLANS. Interform has been retained by Tenant as the space planner for the Premises.

                The Space Planner will prepare and deliver to Landlord for its approval detailed plans and specifications sufficient to permit the construction of the Suite Improvements by Landlord's contractor ("Construction Documents"). Landlord will provide Tenant and Space Planner with any changes it requires to the Construction Documents. The Space Planner will then revise the Construction Documents and resubmit them to Landlord for its approval. The revised Construction Documents as approved by Landlord are herein called the "Final Construction Documents." In all events Landlord must have received Final Construction Documents, excluding finishes, cabinetry details, sections and elevations, on or before August 31, 1993. The finishes, cabinetry details, sections and elevations will be submitted no later than September 7, 1993.

                If Tenant fails to cause the Space Planner to deliver any of the foregoing items within the time periods provided above, or if Landlord has not received Final Construction Documents and finishes, cabinetry details, sections and elevations on or before the date set forth above, Landlord may proceed to install Building Standard Materials in the Premises. If Landlord does not elect to proceed with Building Standard Materials, Tenant shall be responsible for all additional costs and delays arising from its failure to so approve such items, as provided in Paragraph 1.4 below.

          1.2.  CONSTRUCTION. Upon Landlord's receipt of the Final
Construction Documents, Landlord shall proceed with reasonable diligence to cause the Suite Improvements to be Substantially Completed on or prior to the Scheduled Commencement Date. The Suite Improvements shall be deemed to be "Substantially Completed" when they have been completed in accordance with.
the Final Construction Documents except for finishing details minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list". (The definition of Substantially Completed shall also define the terms "Substantial Completion" and "Substantially Complete.")

          1.3. COST OF SUITE IMPROVEMENTS. See Section 1 of Building Lease entitled PREMISES.

          1.4. TENANT DELAYS. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Suite Improvements and any increase in the cost of Suite Improvements (whether or not, Above-Standard) caused by (i) Tenant's failure to cause the Space Planner to deliver the item described above within the rise periods required above, (ii) the failure of Landlord to receive Final Construction Documents, finishes, cabinetry details, sections and elevations on or before the dates set forth above, (iii) Above-Standard Suite Improvements requested by Tenant,
(iv) any changes or modifications in the work requested by Tenant following approval of the Final Construction Documents (v) Tenant's early entry onto the Premises as described in Paragraph 3 hereof, or (vi) any other delay requested or caused by Tenant (collectively, ".Tenant Delays"). Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless and until Landlord gives writ-ten notice to Tenant specifying the action, inaction or occurrence constituting the Tenant Delay and the number of days of such Tenant Delay ("Tenant Delay Notice"). Failure of Tenant to deliver signed and approved Construction Documents to Landlord by August 31, 1993, and or signed and approved drawings with finishes, cabinetry details and sections on or before September 7, 1993, shall not require from Landlord written notice, but shall automatically be considered a Tenant Delay, and the number of days of such Tenant Delay shall equal the number of days after August 31, 1993 and September 7, 1993, to and including the date the signed and approved Construction Documents are given to Landlord.

     2. COMMENCEMENT OF TERM . Upon Substantial Completion of the Suite Improvements, Landlord shall deliver possession of the Premises to Tenant. If any delays in Substantial Completion of the Suite Improvements are attributable to Tenant Delays, Landlord will be deemed to have delivered the Premises and the Commencement Date shall occur on the date on which Landlord would have Substantially Completed the Premises and tendered the Premises to Tenant if Substantial Completion had not been delayed by the number of days specified in any and all Tenant Delay Notices given by Landlord, as described in Paragraph 1.4.

     3. ACCESS TO PREMISES. Landlord, at its discretion, may allow Tenant or Tenant's Representatives to enter the Premises prior to the Commencement Date to permit Tenant to make the Premises ready for its use and occupancy; provided, however, that prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in Paragraph 12 of the Lease, shall be in effect as of the time of such entry. Such permission may be revoked at any time upon twenty-four (24) hours notice, and Tenant or its Representatives shall not interfere with Landlord or Landlord's contractor in completing the Building or the Suite improvements. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sale risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry of the Premises by Tenant or its Representatives.

     4. OWNERSHIP OF SUITE IMPROVEMENTS. All Suite Improvements, whether or not Above-Standard, and whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the Property of Landlord and, unless Landlord elects otherwise as provided in the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease.

                             SCHEDULE 1 TO EXHIBIT B

                                 BUILDING SHELL

*        All core areas, elevator lobbies and restrooms complete.

*        Main HVAC loop in place ready to receive mixing boxes for zoning.

*        Main fire sprinkler risers and grid in place ready for drop down.

*        All perimeter walls sheetrocked and ready for finish.

*        Upper floors covered with 3-1/2 inch concrete.

*        Electrical service to closets on floor.

*        Telephone outlet/conduit to closets on floor.

                           BUILDING STANDARD MATERIALS

ELECTRICAL

* Day Bright 244 light fixtures with energy conserving ballasts and lamps; per Title 24 requirements.

*        Double switching in individual offices.

*        One duplex 110 receptacle at each work station.

*        One telephone outlet at each work station.

HVAC

*        One zone per 800 usable square feet.

*        Individual pneumatic thermostats per 800 usable square feet.

FIRE SPRINKLERS

* One 160 degree rate, semi-recessed sprinkler head per 144 usable square feet.

PARTITIONS AND- DOORS

*        5/8-inch drywall on 2-1/2 inch steel studs with smooth finish.

*        Solid core oak doors 36" " 96".

*        Aluminum door jambs.

*        Schlage door latches or equal.

PAINT

*        Kelly Moore or equal.
RATED CEILING ASSEMBLY

*        USG:  Aurora Reveal Tile.

CARPET, TILE AND BASE

*        Carpet:  34 oz. Monterey.

*        Armstrong Imperial Modern Excelon Tile or equal.

*        3/8 inch nylon composition pad.

*        4 inch rubber top set base or equal.

WINDOW COVERING

*        Mini Blinds.

                             EXHIBIT C - SPACE PLAN













                                 TO BE PROVIDED

                                    EXHIBIT D

                              RULES AND REGULATIONS

     1. No sign, placard, picture, advertisement, name or notice shall be inscribed,, displayed, printed, fixed or otherwise displayed by Tenant on or to any part of the outside or inside of the Building or the Premises without the prior written consent of Landlord and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Tenant shall not place anything or allow anything to be placed. near the glass of any window, door, partition or wall which may appear unsightly from our-side the Premises; provided, however that Tenant may request Landlord to furnish and install a building standard window covering at all exterior windows at Tenant's cost. Tenant shall nor. install any radio or television antenna, load speaker, or other device an or about the roof area or exterior walls of the Building.

     2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by it for any' purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent, such access to the common areas by parsons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. In no event, may Tenant go upon the roof of the Building.

     3. Landlord will furnish Tenant with ________ keys to the Promises, free of charge. Additional keys shall be obtained only from Landlord and Landlord may make a reasonable charge for such additional keys. The additional locking devices shall be installed in the Premises by Tenant, nor shall any locking devices be changed or altered in any respect without the prior written consent of Landlord, which consent- shall not be unreasonably withheld. All locks installed in the Premises excluding Tenant's vaults and safes, or special security areas (which shall be designated by Tenant in a written notice to Landlord), shall be keyed to the Building master key system. Landlord may make reasonable charge for any additional lock or any bolt (including labor) installed on any door of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises.

     4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited therein and Tenant shall bear the expense of any breakage, stoppage or damage resulting from its violation of this rule.

     5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings or installation of wallpaper or paint shall be permitted except with the prior written consent of the Landlord and as the Landlord may direct.

     6. Tenant may use the freight elevators in accordance with such reasonable scheduling as Landlord shall deem appropriate. Tenant shall schedule with Landlord, by written notice given no less than forty-eight (48) hours in advance, its move into or out of the Building which moving shall occur after 5:00 p.m. or on weekend days if required by Landlord; and Tenant shall reimburse Landlord upon demand for any additional security or other charges incurred by Landlord as a consequence of such moving. The persons employed by Tenant to move equipment or other items in or out of the Building must be acceptable to Landlord. The floors, corners and walls of elevators and corridors used for moving of equipment or other item in or out of the Project must be adequately covered, padded and protected and, Landlord may provide such padding and protection at Tenant's expense if Landlord determines that such measures undertaken by Tenant or Tenant's movers are inadequate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment or furnishings brought into the Building and also the times and manner of moving the same in or out of the Building. safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight-Landlord will not be responsible for lose of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except chose equipped with rubber tires and side guards.

     7. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent, of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person Janitor service will not. be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord.

     8. Tenant shall not use or keep in the Promises or the Building any kerosene, gasoline or flammable, combustible or noxious fluid or material, or use any method of hearing or air conditioning other than that supplied by Landlord. Tenant shall not use, ]coup or permit or suffer the Promises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Promises or the Building. Tenant shall not make or permit, to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring Buildings or promises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

     9. The Premises shall not be used for the storage of merchandise except as such storage may be incidental cc the use of the Premises for general office purposes. Tenant shall not occupy or permit any portion Of the promises cc be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form. The promises shall nor- be used for lodging or sleeping or for any illegal purposes. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of underwriters' Laboratory approved portable equipment for brewing coffee, can and similar beverages and of microwave ovens approved by Landlord shall be permitted provided that such use is in accordance with all applicable federal, state and local laws, codes, ordinances, rules and regulations.

         [missing page here]

Tenant's employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress, and all tenants shall at all times comply with any rules and orders of the fire department with respect to ingress and egress.

     15. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

     16. Landlord shall attend to the requests of Tenant after notice thereof from Tenant by telephone, in writing or in person at the office of the Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

     17.  "Intentionally Deleted"

     18. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time-to-time by Landlord and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations

     19. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

     20. Canvassing, soliciting, paddling or distribution of handbills or other written material in the Building and Project is prohibited and Tenant shall cooperate to prevent same.

     21. Landlord reserves the right, with six (6) months prior notice to Tenant, to (i) select the name of the Project and Building and to make such change or changes of name, street address or suite numbers (if mandated by a city, state or Federal Agency) as it may deem appropriate from time to time,
(ii) grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant, from its use of Premises expressly permitted in the Lease, and (iii) reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of common areas if mandated by a city, state or federal agency. Tenant shall not refer to the Project by any name other than the name as selected by Landlord (as same may be changed from time to time), or the postal address, approved by the United States Post Office. Without the written consent of Landlord, Tenant shall not use the name of the Building or Bishop Ranch Business Park in connection with or in promoting or advertising the business of Tenant or in any respect except as Tenant's address.

     22. Tenant shall store all its trash and garbage within the Premises until removal of same to such location in the Project. as may be designated from time to time by Landlord. No material shall be placed in the Project trash boxes or receptacle if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Ramon without being in violation of any law or ordinance governing such disposal.

     23. Landlord shall furnish heating and air conditioning during the hours of 7:00 a.m. and 7:00 p.m., Monday through Friday, except for holidays. In the event Tenant requires heating and air conditioning during off hours, Saturdays, Sundays or holidays, Landlord shall on notice provide such services at the rate established by Landlord from time-to-time. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants generally.

     24. The directory of the Building will be provided for the display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom. Any additional name that Tenant shall desire to place upon the directory must first be approved by Landlord and, if so approved, a charge will be made for each such name.

     25. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of arty sidewalk or common area adjacent to the Promises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall Tenant carry on,, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant's lease.

     26. The word "Tenant" occurring in these Rules and Regulations shall mean Tenant and Tenant's Representatives. The word "Landlord" occurring in these Rules and Regulations shall mean Landlord's assigns, agents, clerks, employees and visitors.


ACKNOWLEDGED AND ACCEPTED:

Landlord:                              Tenant

By:                                    By:
   -------------------------------        -----------------------------------

Date:                                  Date:
     -----------------------------           --------------------------------

                                    EXHIBIT E

                            JANITORIAL SPECIFICATIONS

The following specific janitorial services will be provided in accordance with provisions of Paragraph 7.1, Landlord's obligations:

OFFICE AREAS (DAILY)

1. Empty all waste baskets and disposal cans, if liners used, replace as necessary.

2.       Spot dust, desks, chairs, file cabinets, counters and furniture.

3.       Spot vacuum all carpets and walk-off mars; spot as necessary.

4.       Sweep all hard surface floors with treated dust mop.

OFFICE AREAS (WEEKLY)

1.       Vacuum carpets completely, including around base boards, etc.

2.       Perform low dusting of furniture.

3.       Dust window sills and ledges.

OFFICE AREAS (QUARTERLY)

1.       Perform all high dusting of doors, sashes, moldings, etc.

2.       Dust venetian blinds as needed.

OFFICE AREA CORRIDORS AND LOBBIES (DAILY SERVICE)

1.       Vacuum carpets and dust mop any hard floors.

2.       Spot clean carpets of all spillage.

3.       Clean all thresholds.

OFFICE AM CORRIDORS AM LOBBIES (WEEKLY)

1.       Perform all high dusting of doors, sashes, moldings, etc.

2.       Vacuum and clean all coiling vents.

3.       Polish any metal railings, placards, etc.

STAIRWAYS, (DAILY)

1.       Sweep all hard surface steps.

2.       Dust banisters.

STAIRWAYS (WEEKLY)

1.       Sweep all hard surfaces.

2.       Spot mop all spills as needed.

RESTROOMS COMMON AREA (DAILY SERVICE)

1.       Empty all waste containers and replace liners as needed.

2.       Clean all metal, mirrors, and fixtures.

3.       Sinks, toilet bowls and urinals are to be kept free of scale.

4.       Clean all lavatory fixtures using disinfectant cleaners.

5.       Wash and disinfect underside and tops of toilet seats.

6.       Wipe down walls around urinals.

7.       Refill soap, towel, and tissue dispensers.

8.       Wet mop tile floors with disinfectant solution.

9.       Refill sanitary napkin machines as necessary.

RESTROOMS COMMON AREA (WEEKLY)

1.       Perform high dusting and vacuum vents.

2. Use germicidal solution in urinal traps, lavatory traps and floor drains.

RESTROOMS COMMON AREA (MONTHLY)

1.       Scrub floors with power machine.

2.       Wash down all ceramic tile and toilet compartments.

ELEVATORS (DAILY)

1.       Vacuum floors.

2.       Clean thresholds.

3.       Spot walls and polish surfaces-

GENERAL

All glass entry doors to offices, corridors, or lunch rooms are to be cleaned as necessary.

                                    EXHIBIT F

                 DOOR SIGN, DIRECTORY STRIP AND MAIL BOX REQUEST


1. I, the undersigned, hereby authorize Landlord to order one door sign of ( ) wood, ( ) vinyl, ( ) chrome. The business name on it shall be:

         ---------------------------------------------------------------------

2.       The directory strip shall read:

         ---------------------------------------------------------------------

3.       The mail box strip shall read:

         ---------------------------------------------------------------------



         -----------------------------------------------       ---------------
                           Signature                                 Date


               Street Address:
                                ----------------------------
               Street Number:
                                ----------------------------
               Complex:
                                ----------------------------

                                    EXHIBIT G

                              COMMENCEMENT OF LEASE

It is hereby agreed to that (a) the "Commencement Date" under that certain Lease dated _____________________ by and between SDC 7 as Landlord and Monsanto Company dba The Solaris Group, division of The Agricultural Group at Monsanto Company, a Delaware corporation as Tenant, covering Premises located at 2527 Camino Ramon, Suite 200, is _________________, 19___, (b) the "Expiration Date" thereof is _________ P.M. on _______________________, 19___, and (c) Landlord
has completed all of its construction obligations under the Work Letter.


ACKNOWLEDGED AND ACCEPTED:

Landlord:                                                     Tenant:

By:                                      By:
   ----------------------------------       ----------------------------------
Date:                                    Date:
     --------------------------------         --------------------------------

                            Bishop Ranch 7, San Ramon

EXISTING INFRASTRUCTURE IN MONSANTO SPACE INCLUDES:

1) Security System - Y2K Compliant; includes latest upgrades; badge readers throughout entire premises +/- 20 card readers throughout space.

2) Cat 5 Wiring throughout entire office space. There are dual LAN drops and dual Analog ports at each and every location. ISDN capable at any port throughout the office space.

3) PBX Room. Modem technology includes existing racks and all cabling in tact and operational to each workstation and office area.

4) Raised Floor Computer Room. Includes separate, 24 hour a day/7 day per week air conditioning system, and Halon fire suppression system, which has just been recharged.

5) Server Racks potentially available. Power conditioner/surge protection in place and available. Uninterrupted Power Supply (UPS) system operational and available.